EXHIBIT 3.1

Certificate of Amendment to Articles of Incorporation for Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390- After Issuance of Stock)

1.	Entity information:

Name of entity as on file with the Nevada Secretary of State:

ONAR Holding Corporation

Entity or Nevada Business Identification Number (NVID): NV20141337634

2.	Restated or Amended and Restated Articles:

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: _______

The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3.	Type of Amendment Filing Being Completed:

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following:

(Check only one box) ☐ incorporators ☐ Board of Directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 83.5%

Or ☐ No action by stockholders are required

☐ Officer’s Statement (foreign qualified entities only) -

Name of home state, if using a modified name in Nevada: ___________________

Jurisdiction of formation: ___________________

Changes to takes the following effect:

☐ The entity name has been amended.

☐ Dissolution

☐ The purpose of the entity has been amended.

☐ Merger

☐ The authorized shares have been amended.

☐ Conversion

☐ Other: (specify changes)

* Officer’s Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporation’s creation.

4.	Effective Date and Time: (optional)

Date: ____________________ Time: _________

(must not be later than 90 days after the certificate is filed)

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5.	Information Being Changed: (Domestic corporations only)

☐ The entity name has been amended.

☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)

☐ The purpose of the entity has been amended.

☒ The authorized shares have been amended.

☐ The directors, managers or general partners have been amended.

☐ IRS tax language has been added.

☐ Articles have been added.

☐ Articles have been deleted.

☐ Other.

The articles have been amended as follows: (provide article numbers, if available)

See below.

6.	Signature:
		Signature	Title

Please include any required or optional information in space below:

(attached additional page(s) if necessary)

The first sentence of ARTICLE III of the Company’s Articles of Incorporation is to be replaced in its entirety with the following sentence is substitution thereof:

“The number of shares of Common Stock authorized by the Corporation shall be 1,000,000,000 common shares, par value $0.001 per share.”

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